Exhibit (d)(xxxxxxii)

DEALER MANAGER AGREEMENT

July 11, 2024

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Ladies and Gentlemen:

Zura Bio Limited, a Cayman Islands exempted company (the “Company” or “we”), plans to make an offer (such offer as described in the Prospectus (as defined below), together with the related Consent Solicitation (as defined below), the “Exchange Offer”), for any and all of its outstanding public warrants and private placement warrants, in each case, issued in connection with the Company’s initial public offering (as set forth in the Prospectus) (“IPO Warrants”) in exchange for consideration consisting of 0.3 Class A ordinary shares, par value $0.0001 per share (the “Shares”), of the Company for each IPO Warrant tendered, on the terms and subject to the conditions set forth in the Offering Documents. Certain terms used herein are defined in Section 19 of this Dealer Manager and Solicitation Agent Agreement (this “Agreement”).

Concurrently with making the offer to exchange described in the preceding paragraph, the Company plans to solicit consents (the “Consents”) from the holders of IPO Warrants (as described in the Offering Documents, the “Consent Solicitation”) to make certain amendments to the terms of the IPO Warrants. Subject to the terms and conditions set forth in the Offering Documents, if Consents are received from the holders of a majority of the outstanding public warrants and a majority of the outstanding private warrants (which is the minimum number required to amend that certain warrant agreement, dated as of July 16, 2021, by and between the Company (as successor to JATT Acquisition Corp, a Cayman Islands exempted company and the Company’s predecessor) and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) as contemplated in the Offering Documents), the proposed amendment to the Warrant Agreement set forth in the Offering Documents shall be adopted.

Any reference herein to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 13 of Form S-4, if applicable, which were filed under the Exchange Act on or before the filing of the Pre-Effective Registration Statement, the Effective Date or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the initial filing of the Pre-Effective Registration Statement, the Effective Date or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1)	Appointment as Dealer Manager and Solicitation Agent.

(a)	Cantor Fitzgerald & Co. will act as the exclusive dealer manager and solicitation agent for the Exchange Offer and the Consent Solicitation (the “Dealer Manager” or “you”) in accordance with your customary practices, including, without limitation, to use commercially reasonable efforts to solicit tenders pursuant to the Exchange Offer, the solicitation of Consents pursuant to the Consent Solicitation and assisting in the distribution of the Offering Documents and to perform such services as are customarily performed by investment banking firms acting as dealer managers and solicitation agents of an exchange offer of like nature.

(b)	You agree that all actions taken by you as Dealer Manager have complied and will comply in all material respects with all applicable laws, regulations and rules of the United States, including, without limitation, the applicable rules and regulations of the registered national securities exchanges of which you are a member and of FINRA.

(c)	The Dealer Manager, in its sole discretion, may continue to own or dispose of, in any manner it may elect, any IPO Warrants it may beneficially own at the date hereof or hereafter acquire, in any such case, subject to applicable law. The Dealer Manager has no obligation to the Company, pursuant to this Agreement or otherwise, to tender or refrain from tendering IPO Warrants beneficially owned by it in any Exchange Offer (or to deliver Consents in any related Consent Solicitation). The Dealer Manager acknowledges and agrees that if any Exchange Offer is not consummated for any reason, the Company shall have no obligation, pursuant to this Agreement or otherwise, to acquire any IPO Warrants from the Dealer Manager or otherwise to hold the Dealer Manager harmless with respect to any losses it may incur in connection with the resale to any third parties of any IPO Warrants.

(d)	The Company agrees that it will not file, use or publish any material in connection with the Exchange Offer, use the name Cantor, Cantor Fitzgerald or Cantor Fitzgerald & Co. or refer to you or your relationship with the Company, without your prior written consent to the form of such use or reference. There shall be no fee for any such permitted use or reference other than as set forth herein.

2)	Compensation. The Company shall pay to you, promptly after the Expiration Date or as otherwise set forth in that certain engagement letter, dated July 1, 2024 (the “Engagement Letter”), in respect of your services as Dealer Manager, the fee set forth in the Engagement Letter. All costs and expenses of the Company associated with the Exchange Offer are for the account of the Company whether or not the Exchange Offer is consummated. These expenses will include, but are not limited to, expenses relating to the preparation, printing and delivery of any offering materials, tender offer materials and registration statement for the Exchange Offer, and trustee, depositary, exchange and information agent, transfer agent or registrar’s fees, listing or filing fees, roadshow expenses, and the fees and expenses of accountants, rating agencies, and legal counsel to the Company, as applicable. In addition, the Company shall also promptly reimburse you, upon a request made, for the reasonable fees, costs and out-of-pocket expenses as set forth in the Engagement Letter.

3)	Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 3:

(a)	Form S-4. The Company has prepared and, on or about the date hereof, has filed with the Commission the Pre-Effective Registration Statement on Form S-4, including a related Preliminary Prospectus, for registration under the Securities Act of the Shares in connection with the Exchange Offer. If the Exchange Offer is to be consummated, the Pre-Effective Registration Statement, as amended, will have been declared effective by the Commission prior to the Expiration Date and any request on the part of the Commission or any other federal, state or local or other governmental or regulatory agency, authority or instrumentality or court or arbitrator for the amending or supplementing of the Offering Documents or for additional information will have been complied with in all material respects prior to the Expiration Date. The Company meets the conditions for the use of Form S-4 with respect to the Pre-Effective Registration Statement and the Registration Statement in connection with the Exchange Offer as contemplated by this Agreement.

(b)	Pre-Effective Registration Statement, Registration Statement, Preliminary Prospectus and Prospectus. (i) The Pre-Effective Registration Statement and any amendment thereto, as of the Commencement Date, the Registration Statement, as of the Effective Date, the Expiration Date and the Exchange Date, and the Preliminary Prospectus and any amendments and supplements thereto, as of its date, the Commencement Date and the Exchange Date, comply, or will comply, as applicable, in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder (including Rule 13e-4 and Rule 14e under the Exchange Act), (ii) the Prospectus (together with any supplement and amendment thereto), as of the date it is first filed in accordance with Rule 424(b) under the Securities Act (if it is so filed) and the Exchange Date, will comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder (including Rule 13e-4 and Rule 14e under the Exchange Act), (iii) the Pre-Effective Registration Statement together with any amendment thereto as of the Commencement Date did not contain, and the Registration Statement, as of the Effective Date, the Expiration Date and the Exchange Date, will not contain, any untrue statement of a material fact and did not omit, or will not omit, as applicable, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Preliminary Prospectus as of its date did not contain any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus (together with any supplement or amendment thereto), as of the date it is first filed in accordance with Rule 424(b) (if required), the Expiration Date and the Exchange Date, will not contain any untrue statement of a material fact and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Pre-Effective Registration Statement, the Registration Statement, any Preliminary Prospectus or the Prospectus (or any supplement or amendment thereto) in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Dealer Manager expressly for inclusion therein (the “Dealer Manager Information”), it being understood that the Dealer Manager Information shall include only the name and the contact information of the Dealer Manager.

(c)	Documents Incorporated by Reference. The documents incorporated by reference in the Schedule TO, other than the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, which are addressed in the prior paragraph, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to those portions of any documents so incorporated by reference that are not specifically incorporated by reference therein and or to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information.

(d)	Schedule TO. (i) On the Commencement Date, the Company will duly file with the Commission the Schedule TO pursuant to Rule 13e-4 promulgated by the Commission under the Exchange Act, a copy of which Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it is to be so filed has been or will be furnished to the Dealer Manager; (ii) any amendments to the Schedule TO and the final form of all such documents filed with the Commission or published, sent or given to holders of IPO Warrants will be furnished to you prior to any such amendment, filing, publication or distribution; (iii) the Schedule TO as so filed and as amended or supplemented from time to time will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; and (iv) the Schedule TO as filed or as amended or supplemented from time to time will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that the Company makes no representation or warranty with respect to any statement contained in, or any matter omitted from, the Schedule TO made in reliance upon and in conformity with the Dealer Manager Information.

(e)	No Stop Orders. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

(f)	Emerging Growth Company. From the time of initial filing of the Pre-Effective Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(g)	Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Dealer Manager with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Dealer Manager to engage in Testing-the-Waters Communications. The Company reconfirms that the Dealer Manager has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(h)	Financial Statements. The financial statements included in each of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case, in all material respects.

(i)	No Material Adverse Effect. Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that is material to the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus; and, since the respective dates as of which information is given or incorporated by reference in the Preliminary Prospectus, there has not been any change in the capital stock (other than as a result of (x) the exercise of stock options, the vesting of restricted stock or restricted stock units or the granting of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Preliminary Prospectus or (y) the repurchase of Shares which were issued pursuant to the early exercise of stock options by option holders or restricted stock awards issued pursuant to the Company’s equity plans that are described in the Preliminary Prospectus or (z) the exercise of warrants or the issuance, if any, of Shares upon the conversion, exchange or exercise of Company securities) or long-term debt of the Company and its subsidiaries, taken as a whole, or as would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, other than, in each case, as set forth or contemplated in the Preliminary Prospectus, or the ability of the Company to perform its obligations under this Agreement, the consummation of the Exchange Offer and the consummation by the Company of any other transactions contemplated by the Offering Documents.

(j)	Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case (other than, for the avoidance of doubt, intellectual property, which is covered exclusively in subsection (aa) below), free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are, to the Company’s knowledge, held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity; and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole.

(k)	Organization and Good Standing. The Company and each of its subsidiaries (i) has been duly organized and is validly existing and in good standing under the laws of their respective jurisdiction of organization, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in each of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, and (ii) where applicable, has been duly qualified as a foreign corporation or other business entity for the transaction of business and is in good standing (to the extent that the concept of good standing is applicable under the law of the relevant jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(l)	Capitalization. The Company has an authorized capitalization as set forth in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (other than subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, in each case as permitted pursuant to this Agreement) conform in all material respects to the description of the capital stock of the Company contained in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus; and all of the outstanding shares of capital stock and equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(m)	Required Filings. The Company has filed with the Commission pursuant to Rule 13e-4(c)(1) under the Exchange Act (or Rule 425 under the Securities Act) or otherwise all written communications made by the Company or any Affiliate of the Company in connection with or relating to the Exchange Offer or the Consent Solicitation that are required to be filed with the Commission, in each case, on the date of their first use.

(n)	Compliance. The Company has complied in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder in connection with the Exchange Offer, the Consent Solicitation, the Offering Documents and the transactions contemplated hereby and thereby. The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Company has not received from the Commission any written comments, questions or requests for modification of disclosure in respect of any Commission Reports, except for comments, questions or requests (i) that have been satisfied by the provision of supplemental information to the staff of the Commission or (ii) in respect of which the Company has agreed with the staff of the Commission to make a prospective change in future Commission Reports, of which agreement the Dealer Manager and its counsel have been made aware.

(o)	Due Authorization. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(p)	No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its Memorandum and Articles of Association (or equivalent organizational document) or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)	No Conflicts. The execution, delivery and performance by the Company of this Agreement, the conduct and consummation of the Exchange Offer and the consummation by the Company of any other transactions contemplated by this Agreement or the Preliminary Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate the provisions of the Memorandum and Articles of Association (or equivalent organizational documents) of the Company or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of sub-clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of the Shares, the consummation of the Exchange Offer and the consummation by the Company of any other transactions contemplated by this Agreement, except such consents, approvals, authorizations, order, registrations or qualifications as would not, individually or in the aggregate, have a Material Adverse Effect or as may be required by The Nasdaq Capital Market (“Nasdaq”) or under the securities or Blue Sky laws of the various states or the rules and regulations of FINRA in connection with the offer and sale of the Shares.

(r)	No Legal Proceedings. There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s)	Investment Company Act. The Company is not, and after giving effect to the consummation of the Exchange Offer and the Consent Solicitation will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)	No Solicitation. Neither the Company nor any person acting on its or their behalf (other than the Dealer Manager, as to which no representation is made) has (i) solicited another to purchase any of its securities or (ii) soliciting tenders or Consents by holders of IPO Warrants pursuant to the Exchange Offer (except as contemplated in this Agreement).

(u)	Integration. Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Shares, that is or will be integrated with the sale of the Shares in a manner that would require registration of the Shares under the Securities Act;

(v)	Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, (A) the Company and its subsidiaries are in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and the applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, as of the Commencement Date and as of the Exchange Date; (B) the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company, and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; (C) since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, and except as disclosed in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has had a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect, on the Company’s internal control over financial reporting; and (D) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, such disclosure controls and procedures are effective.

(w)	Independent Accountants. WithumSmith+Brown, PC, which has audited the consolidated financial statements of the Company, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(x)	Foreign Corrupt Practices Act and UK Bribery Act 2010. None of the Company, any of its subsidiaries or any director, officer (each in their capacity as such), nor, to the knowledge of the Company, any agent or employee (each in their capacity as such) acting on behalf of the Company or any of its subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(y)	Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z)	OFAC. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(aa)	Intellectual Property. Except as disclosed in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and its subsidiaries own, possess, license or have other adequate, valid and enforceable rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how, other unpatented or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (including all registrations and applications for registration of the foregoing, as applicable) (collectively, the “Intellectual Property”) used in, held for use in or necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate, valid and enforceable rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, (i) to the Company’s knowledge, there is no infringement, misappropriation, breach or default, or other violation by third parties of any Intellectual Property owned by, or purported to be owned by, the Company or any of its subsidiaries; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property owned by, or purported to be owned by, or licensed to, the Company; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any Intellectual Property owned by, or purported to be owned by, the Company or any of its subsidiaries; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any third party, and in the case of each of clauses (ii)-(iv) above, the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) to the Company’s knowledge, there are no rights of third parties (including any liens or encumbrances) to any Intellectual Property owned by, or purported to be owned by, the Company or any of its subsidiaries, other than non-exclusive licenses granted in the ordinary course of business; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Offering Memorandum as being owned by or exclusively licensed to the Company; (vii) to the Company’s knowledge, the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, and, to the Company’s knowledge, all such agreements are in full force and effect; (viii) the Company and its subsidiaries have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, including confidential information and trade secrets, the value of which to the Company or any subsidiary of the Company is contingent upon maintaining the confidentiality thereof; and (ix) to the Company’s knowledge, all founders, current and former employees, consultants, and other parties involved in the development of Intellectual Property for the Company or any of its subsidiaries have signed confidentiality and invention assignment agreements with the Company or any of its subsidiaries pursuant to which the Company or any of its subsidiaries either (1) has obtained ownership of and is the exclusive owner of such Intellectual Property, or (2) has obtained a valid right to exploit such Intellectual Property, sufficient for the conduct of the respective business as currently conducted, except, in the case of any of clauses (i)-(ix) above, as would not, individually or in the aggregate, result in a Material Adverse Effect.

(bb)	Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed, or have properly requested extensions thereof, and paid all taxes due thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as disclosed in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, or could have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

(cc)	Certain Environmental Matters. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the release or threat of release of hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd)	Data Security. (i) To the Company’s knowledge, there has been no material security breach, attack or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology, computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors or any third party data collected, stored, maintained, or otherwise used or processed by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach, attack or compromise to their IT Systems and Data, (iii) the Company and its subsidiaries have complied, and are presently in compliance with, in all material respects, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the use, processing, privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, and (iv) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice

(ee)	Data Privacy. The Company and its subsidiaries are, and at all prior times were, in material compliance with (i) all applicable local, state, federal, and foreign data privacy and security laws, statutes, judgments, orders, and rules and regulations of any court or arbitrator or any other governmental or regulatory authority, including, without limitation, all applicable laws and regulations regarding the collection, use, transfer, export, storage, protection, disposal, disclosure or other processing by or on behalf of the Company or any of its subsidiaries of Personal Data collected from or provided by third parties, including, without limitation and to the extent applicable, the California Consumer Privacy Act of 2018, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) and the GDPR as it forms part of UK law by virtue of section 3 of the European Union (Withdrawal) Act 2018 (collectively, the “Privacy Laws”), and (ii) all binding contractual obligations and binding industry standards relating to any of the foregoing. To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with and take commercially appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data (defined below) (the “Policies”). “Personal Data” means (1) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (2) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (3) “personal data” as defined by GDPR; and (4) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate, misleading, deceptive or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (A) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (B) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (C) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ff)	Consents and Permits. The Company and its subsidiaries have made all filings, applications and submissions required by, possess and are operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state, provincial or foreign Governmental Authority (including, without limitation, the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), the United Kingdom Medicines and Healthcare products Regulatory Agency (the “MHRA”), or any other foreign, federal, state, provincial, court or local government or regulatory authorities including self-regulatory organizations engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials) necessary for the ownership or lease of their respective properties or to conduct businesses as described in the Preliminary Prospectus and Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. To the extent required by applicable laws and regulations of the FDA, the Company or the applicable subsidiary has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial is conducting or sponsoring; all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate federal, state, provincial or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(gg)	Regulatory Filings. Neither the Company nor any of its subsidiaries has failed to file with the applicable governmental authorities (including, without limitation, the FDA, or any foreign, federal, state, provincial or local governmental authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign governmental authority exercising comparable authority.

(hh)	Compliance with Health Care Laws. The Company and its directors, officers and employees, and to the Company’s knowledge, its respective agents, affiliates and representatives, are, and at all times have been, in material compliance with all Health Care Laws (as defined below), including, but not limited to, the rules and regulations of the FDA, EMA and MHRA. For purposes of this Agreement, “Health Care Laws” shall mean the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) as amended, and the Public Health Service Act (42 U.S.C. § 256b). The Company is not a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any Governmental Authority. The Company has not received any notification, correspondence or any other written or oral communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any similar regulatory authority, or any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any Governmental Authority of non-compliance by, or liability of, the Company or its subsidiaries under any Health Care Laws.

(ii)	Clinical Studies. To the Company’s knowledge: the preclinical studies and tests and clinical trials described in the Preliminary Prospectus and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; and the descriptions of such studies, tests and trials, and the results thereof, contained in the Preliminary Prospectus and the Prospectus are accurate in all material respects. The Company is not aware of any tests, studies or trials not described in the Preliminary Prospectus and the Prospectus, the results of which reasonably call into question the descriptions of the tests, studies and trials as described in the Preliminary Prospectus and the Prospectus; and the Company has not received any written notice or correspondence from the FDA or any governmental authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(jj)	No Ratings. There is no debt of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act.

(kk)	No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other Affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus and that is not so described in such documents.

(ll)	Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored or maintained by the Company or with respect to which the Company would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is subject to a favorable determination, advisor or opinion letter, as applicable, from the Internal Revenue Service, and nothing has occurred, whether by action or by failure to act, that, to the knowledge of the Company, is reasonably likely to result in the revocation of any such determination, advisor or opinion letter, as applicable, except in each case with respect to the events or conditions set forth in (i) through (iii) hereof, as would not reasonably be expected to have a Material Adverse Effect. The Company does not have any obligations or liabilities with respect to any Plan that is (i) a “pension plan” within the meaning of Section 3(2) of ERISA that is subject to Section 412 of the Code or Title IV of ERISA or Section 302 of ERISA, or (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(mm)	No Registration Rights. Except as disclosed in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Pre-Effective Registration Statement or the Registration Statement with the Commission.

(nn)	No Stabilization. Prior to the date hereof, the Company has not, and to its knowledge, none of its affiliates acting on its behalf has, taken any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the Exchange Offer and in violation of Regulation M.

(oo)	Registration Fees. The Company has paid the registration fee for Registration Statement pursuant to Rule 456(a) under the Securities Act or will pay such fee within the time period required by such rule and in any event prior to the Exchange Date.

Any certificate signed by any officer of the Company and delivered to the Dealer Manager or counsel for the Dealer Manager in connection with the Exchange Offer shall be deemed a representation and warranty by the Company as to matters covered thereby to the Dealer Manager. The Company acknowledges that, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Dealer Manager will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4)	Representations, Warranties and Agreements of the Dealer Manager. The Dealer Manager hereby represents, warrants and agrees that the Dealer Manager will not (1) cause to be disseminated to holders, dealers or the public any written material for or in connection with the Exchange Offer or Consent Solicitation other than one or more of the Offering Documents, or (2) make any public oral communications relating to the Exchange Offer or the Consent Solicitation that have not been previously approved by the Company except as contemplated in the penultimate sentence of Section 6 of this Agreement.

5)	Agreements. The Company agrees with the Dealer Manager that:

(a)	The Company will furnish to the Dealer Manager and to counsel for the Dealer Manager, without charge, during the period beginning on the Commencement Date and continuing to and including the Exchange Date, copies of the Offering Documents and any amendments and supplements thereto in such quantities as the Dealer Manager may reasonably request.

(b)	Prior to the termination of the Exchange Offer and the Consent Solicitation, the Company will not file any amendment to the Pre-Effective Registration Statement or the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus (other than an amendment or supplement as a result of filings by the Company under the Exchange Act of documents incorporated by reference therein) unless the Company has furnished the Dealer Manager a copy of such proposed amendment or supplement, as applicable, for its review prior to filing and will not file any such proposed amendment or supplement to which the Dealer Manager reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective, or filing of the Preliminary Prospectus or the Prospectus is otherwise required under the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder, the Company will cause the Preliminary Prospectus or the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) or in an amendment to the Registration Statement, whichever is applicable, within the time period prescribed. The Company will promptly advise the Dealer Manager (i) when the Registration Statement, and any amendment thereto, shall have become effective, (ii) when the Preliminary Prospectus or the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission, (iii) when, prior to termination of the Exchange Offer and the Consent Solicitation, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Pre-Effective Registration Statement or the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or the initiation or threatening of any proceeding for any such purpose, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction within the United States or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, the Company will use its reasonable best efforts to obtain its withdrawal. The Company agrees to use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable and as much in advance of the Expiration Date as practicable.

(c)	The Company will comply with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Shares issued in the Exchange Offer and Consent Solicitation, as contemplated by this Agreement, the Registration Statement and the Prospectus. If, at any time when a prospectus relating to the Exchange Offer or Consent Solicitation is required to be delivered under the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder, any event occurs as a result of which the Offering Documents, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Documents to comply with applicable law, the Company will promptly: (i) notify the Dealer Manager of any such event or non-compliance at which time the Dealer Manager shall be entitled to cease soliciting tenders until such time as the Company has complied with clause (iii) of this sentence; (ii) subject to the requirements of the first sentence of the above paragraph (b), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any such amendment or supplement to the Dealer Manager and counsel for the Dealer Manager without charge in such quantities as the Dealer Manager may reasonably request. The Company will also promptly inform the Dealer Manager of any litigation or administrative action with respect to the Exchange Offer.

(d)	The Company agrees to advise the Dealer Manager promptly of (i) any proposal by the Company to withdraw, rescind or modify the Offering Documents or to withdraw, rescind or terminate the Exchange Offer or the Consent Solicitation or the exercise by the Company of any right not to exchange the IPO Warrants pursuant to the Exchange Offer or the Consent Solicitation, (ii) its awareness of the issuance of a stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use by the Commission or any other regulatory authority, or the institution or threatening of any proceedings for that purpose (and will promptly furnish the Dealer Manager with a copy of any such order), (iii) its awareness of the occurrence of any development that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect relating to or affecting the Exchange Offer or the Consent Solicitation and (iv) any other non-privileged information relating to the Exchange Offer, the Consent Solicitation, the Offering Documents or this Agreement which the Dealer Manager may from time to time reasonably request.

(e)	The Company will make generally available (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System) to its security holders and the Dealer Manager as soon as practicable an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date”(as defined in Rule 158) of the Registration Statement.

(f)	The Company will arrange, if necessary, for the qualification of the Shares for offer or sale in connection with the Exchange Offer under the laws of such jurisdictions as the Dealer Manager may designate and will maintain such qualifications in effect so long as required for such offer or sale; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares in connection with the Exchange Offer, in any jurisdiction in which it is not now so subject or to subject itself to taxation in any jurisdiction in which it is not now so subject. The Company will promptly advise the Dealer Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)	Prior to the termination of the Exchange Offer, the Company will not, and will not permit any of its Affiliates to, resell any Shares that have been acquired by them. The Company will cause all IPO Warrants accepted in the Exchange Offer to be cancelled.

(h)	The Company will cooperate with the Dealer Manager to permit the Shares to be eligible for clearance and settlement through The Depository Trust Company.

(i)	The Company agrees not to exchange any IPO Warrants during the period beginning on the Commencement Date and ending on the Exchange Date except pursuant to and in accordance with the Exchange Offer, the Consent Solicitation or as otherwise agreed to in writing by the parties hereto and permitted under applicable laws and regulations.

(j)	None of the Company, its Affiliates or any person acting on its or their behalf will take, directly or indirectly, any action that is designed to cause or result, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares or the tender of IPO Warrants in the Exchange Offer.

(k)	The Company has arranged for Alliance Advisors, LLC to serve as Information Agent and for Continental Stock Transfer & Trust Company to serve as Exchange Agent and authorizes the Dealer Manager to communicate with each of the Information Agent and the Exchange Agent to facilitate the Exchange Offer and the Consent Solicitation.

(l)	The Company will comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 13e-4 and Rule 14e-1 under the Exchange Act (including taking the actions necessary to ensure that the procedural requirements of Rule 14e-1 are satisfied), in connection with the Exchange Offer, the Consent Solicitation, the Offering Documents and the transactions contemplated hereby and thereby. The Company will file with the Commission pursuant to Rule 13e-4(c)(1) under the Exchange Act (or Rule 425 under the Securities Act) or otherwise all written communications made by the Company or any Affiliate of the Company in connection with or relating to the Exchange Offer or the Consent Solicitation that are required to be filed with the Commission, in each case on the date of their first use.

(m)	The Company agrees to pay the costs and expenses relating to the transactions contemplated hereunder, including, without limitation, the following: (i) the preparation of this Agreement, the issuance of the Shares and the fees of the Information Agent and the Exchange Agent; (ii) the preparation, printing or reproduction of the Offering Documents and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Documents (and all amendments or supplements thereto) as may, in each case, be reasonably requested for use in connection with the Exchange Offer; (iv) the preparation, authentication, issuance and delivery of the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Exchange Offer; (vi) any registration or qualification of the Shares for offer and sale under the blue sky laws of the several states or any non-U.S. jurisdiction; (vii) transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective participants in the Exchange Offer; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the fees and expenses incurred in connection with listing the Shares on Nasdaq; (x) the reasonable and documented fees, costs and out-of-pocket expenses of counsel for the Dealer Manager as provided for in Section 2 hereof; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder and in connection with the Exchange Offer.

(n)	The Company will promptly notify the Dealer Manager if the Company ceases to be an Emerging Growth Company at any time prior to the Exchange Date.

6)	Conditions to the Obligations of the Dealer Manager. The obligations of the Dealer Manager under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Commencement Date, any date on which Offering Documents are distributed to holders of the IPO Warrants, the Effective Date, the Expiration Date and the Exchange Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)	The Registration Statement shall have become effective on or prior to the Expiration Date.

(b)	As of the Exchange Date, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission; and the Prospectus shall have been timely filed with the Commission under the Securities Act; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Dealer Manager.

(c)	At the Commencement Date and the Exchange Date, the Company shall have requested and caused (i) an opinion and negative assurance letter of Loeb & Loeb LLP, US counsel to the Company and (ii) an opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Company, each dated as of the Commencement Date or Exchange Date, as applicable, to have been delivered to the Dealer Manager, in each case addressed to, and in form and substance reasonably satisfactory to, the Dealer Manager.

(d)	At the Commencement Date and the Exchange Date, the Dealer Manager shall have received from DLA Piper LLP (US), counsel for the Dealer Manager, such opinion and negative assurance letter, in each case addressed to the Dealer Manager with respect to the Exchange Offer, as the Dealer Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass upon such matters.

(e)	At the Exchange Date, the Company shall have furnished to the Dealer Manager a certificate of the Company, signed by the chief executive officer and the principal financial or accounting officer of the Company, dated as of the Exchange Date, to the effect that the signers of such certificate have carefully examined the Offering Documents, any amendment or supplement to the Offering Documents and this Agreement and that:

(i)	the representations and warranties of the Company in this Agreement are true and correct as of the Exchange Date with the same effect as if made on the Exchange Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Exchange Date;

(ii)	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and

(iii)	since the date of the most recent financial statements included or incorporated by reference in the Offering Documents, there has been no Material Adverse Effect, except as disclosed in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus.

(f)	At each of the Commencement Date and the Exchange Date, the Company shall have furnished to the Dealer Manager certificates of the Company, signed by the Chief Financial Officer and the Chief Legal Officer of the Company, with respect to certain financial and regulatory data, respectively, in form and substance reasonably satisfactory to the Dealer Manager.

(g)	At each of the Commencement Date and the Exchange Date, the Company shall have requested and caused WithumSmith+Brown, PC to furnish to the Dealer Manager comfort letters, dated respectively as of the Commencement Date and the Exchange Date, in form and substance reasonably satisfactory to the Dealer Manager.

(h)	Subsequent to the Commencement Date or, if earlier, the dates as of which information is given in the Offering Documents, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to market or deliver the Shares or solicit tenders of IPO Warrants as contemplated by the Offering Documents.

(i)	Prior to the Exchange Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement.

(j)	Prior to the Exchange Date, the Company shall have delivered to the Dealer Manager and its counsel such further information, certificates and documents as they may reasonably request.

(k)	Prior to the Exchange Date, the Company shall have filed a listing of additional shares notification form with Nasdaq for the listing of the Shares.

If (i) any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be cancelled by the Dealer Manager at, or at any time prior to, the Exchange Date. In such event, the Dealer Managers shall be entitled to publicly disclose the cancellation of its participation in the Exchange Offer via press release, subject to prior notification of the Company. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7)	Indemnification and Contribution.

(a)	The Company agrees to indemnify and hold harmless the Dealer Manager, the directors, officers, employees, agents and Affiliates of the Dealer Manager and each person who controls the Dealer Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Dealer Manager may become subject under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relate to, arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus, the accompanying letter of transmittal and consent, the Schedule TO, the notice of guaranteed delivery and all other documents filed or to be filed with any federal, state or local government or regulatory agency or authority in connection with the Exchange Offer or the Consent Solicitation, each as prepared or approved by the Company, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (3) the Company’s failure to make or consummate the Exchange Offer or the withdrawal, rescission, termination, amendment or extension of the Exchange Offer or any failure on the Company’s part to comply with the terms and conditions contained in the Offering Documents, (4) any action or failure to act by the Company or its respective directors, officers, agents or employees or by any indemnified party at the request or with the consent of the Company in connection with the consummation of the Exchange Offer in accordance with the terms and conditions contained in the Offering Documents or (5) otherwise related to or arising out of the Dealer Manager’s engagement hereunder or any transaction or conduct in connection therewith, except that clauses (3), (4) and (5) shall not apply with respect to the portion of any losses that are finally judicially determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such indemnified party, and in the case of clause (1), (2), (3) or (4) of this sentence, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with the Dealer Manager Information. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)	The Dealer Manager agrees to indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Dealer Manager, but only with reference to the Dealer Manager Information. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

(c)	Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)	In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Dealer Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the Company and the Dealer Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Dealer Manager on the one hand and the Company on the other from the Exchange Offer. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Dealer Manager shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Dealer Manager on the other in connection with the statements, omissions, actions or failure to act that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Dealer Manager on the other shall be deemed to be in the same proportion as the total value paid or proposed to be paid to holders of IPO Warrants pursuant to the Exchange Offer and the Consent Solicitation (whether or not consummated) bears to the fees actually received by the Dealer Manager pursuant to Section 2 hereof (exclusive of amounts paid for reimbursement of expenses or paid under this Agreement). For purposes of the preceding sentence, the total value paid or proposed to be paid to holders of IPO Warrants pursuant to the Exchange Offer and the Consent Solicitation shall equal (i) if the Exchange Offer or the Consent Solicitation is consummated, the total market value of the Shares (as of the Expiration Date) issued (plus any cash in lieu of fractional shares paid) in the Exchange Offer and the Consent Solicitation, or (ii) if the Exchange Offer and the Consent Solicitation is not consummated, the total market value (as of the date when the Exchange Offer is terminated or otherwise withdrawn by the Company) of the Shares issuable in the Exchange Offer and the Consent Solicitation, based on the maximum number of IPO Warrants that could be exchanged in the Exchange Offer and the Consent Solicitation as described in the Preliminary Prospectus or Prospectus immediately before the termination or withdrawal of the Exchange Offer and the Consent Solicitation. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any other alleged conduct relates to information provided by the Company or other conduct by the Company on the one hand or the Dealer Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Dealer Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding anything to the contrary above (other than with respect to uncovered losses), in no event shall the Dealer Manager. be responsible under this paragraph for any amounts in excess of the amount of the compensation actually paid by the Company to the Dealer Manager in connection with the engagement (exclusive of amounts paid for reimbursement of expenses under the Agreement, including this Section 7, and amounts paid under this Section 7). Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Dealer Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, agent and Affiliate of the Dealer Manager shall have the same rights to contribution as such Dealer Manager, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8)	Certain Acknowledgments. The Company understands that you and your Affiliates (together, the “Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research). Members of the Group and businesses within the Group generally act independently of each other, both for their own account and for the account of clients. Accordingly, there may be situations where parts of the Group and/or their clients either now have or may in the future have interests, or take actions, that may conflict with our interests. For example, the Group may, in the ordinary course of business, engage in trading in financial products or undertake other investment businesses for their own account or on behalf of other clients, including, but not limited to, trading in or holding long, short or derivative positions in securities, loans or other financial products of the Company or other entities connected with the Exchange Offer.

In recognition of the foregoing, the Company agrees that the Group is not required to restrict its activities as a result of this engagement, and that the Group may undertake any business activity without further consultation with or notification to the Company. Neither this Agreement, the receipt by the Group of confidential information nor any other matter shall give rise to any fiduciary, equitable or contractual duties (including, without limitation, any duty of trust or confidence) that would prevent or restrict the Group from acting on behalf of other customers or for its own account. Furthermore, the Company agrees that neither the Group nor any member or business of the Group is under a duty to disclose to the Company or use on behalf of the Company any information whatsoever about or derived from those activities or to account for any revenue or profits obtained in connection with such activities. However, consistent with the Group’s long-standing policy to hold in confidence the affairs of its customers, the Group will not use confidential information obtained from the Company except in connection with its services to, and its relationship with the Company.

The Company hereby acknowledges that you are acting as principal and not as a fiduciary of the Company and the Company’s engagement of you in connection with the transactions contemplated herein is as an independent contractor, on an arms-length basis under this Agreement with duties solely to the Company, and not in any other capacity including as a fiduciary. Neither this Agreement, your performance hereunder nor any previous or existing relationship between the Company and any member of or business within the Group will be deemed to create any fiduciary relationship. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company) as against the Group or their respective directors, officers, agents and employees. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the transactions contemplated herein (irrespective of whether any member of or business within the Group has advised or is currently advising the Company on related or other matters).

9)	Termination; Representations, Acknowledgments and Indemnities to Survive.

(a)	Subject to clause (c) below, this Agreement may be terminated by the Company, at any time upon notice to the Dealer Manager, if (i) at any time prior to the Exchange Date, the Exchange Offer and the Consent Solicitation is terminated or withdrawn by the Company for any reason, or (ii) the Dealer Manager does not comply with all of its covenants under this Agreement.

(b)	Subject to clause (c) below, this Agreement may be terminated by the Dealer Manager, at any time upon notice to the Company, if (i) at any time prior to the Exchange Date, the Exchange Offer and the Consent Solicitation is terminated or withdrawn by the Company for any reason, (ii) the Company does not comply in all material respects with any covenant specified in Section 1, (iii) the Company shall publish, send or otherwise publicly distribute any amendment or supplement to the Offering Documents to which the Dealer Manager shall reasonably object or which shall be reasonably disapproved by the counsel to the Dealer Manager or (iv) the Dealer Manager cancels the Agreement pursuant to Section 6.

(c)	The respective agreements, representations, warranties, acknowledgments, indemnities and other statements of the Company or its officers and of the Dealer Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager or the Company or any of the officers, directors or controlling person of the Company, and will survive delivery of and payment for the Shares. The provisions of Section 2, Section 5(m), Section 7, and Section 18 hereof, and this Section 9(c), shall survive the termination or cancellation of this Agreement.

10)	Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Dealer Manager is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Dealer Manager to properly identify its clients.

11)	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed or delivered to

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Email: Legal-IBD@cantor.com

Attention: General Counsel

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, New York 10020

Email: stephen.alicanti@us.dlapiper.com

Attention: Stephen P. Alicanti

or, if sent to the Company, will be mailed or delivered to

Zura Bio Limited

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Email: verender.badial@zurabio.com

Attention: Verender Badial

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Email: gcaruso@loeb.com

Attention: Giovanni Caruso

12)	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13)	Entire Agreement. Except for the Engagement Letter, this Agreement, and any documents referred to in it, constitute the whole agreement between the parties and supersede any arrangements, understanding or previous agreement between them relating to the subject matter they cover. In the event of any inconsistency between this Agreement and any documents referred to in it, the terms of this Agreement shall prevail.

14)	Submission to Jurisdiction. Each party hereby submits to the jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall be deemed in every respect effective service of process upon such party in any such suit or proceeding.

15)	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16)	Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

17)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

18)	Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19)	Definitions. The following terms, when used in this Agreement, shall have the meanings indicated.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Commencement Date” shall mean the date of commencement (as defined in Rule 13e-4 under the Exchange Act) of the Exchange Offer.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Commission Reports” shall mean any reports the Company files with the Commission pursuant to the Exchange Act.

“Effective Date” shall mean the time the Registration Statement is declared effective under the Securities Act.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Agent” shall mean Continental Stock Transfer & Trust Company.

“Exchange Date” shall mean the date on which the Company issues the Shares in exchange for the tendered IPO Warrants pursuant to the Exchange Offer.

“Expiration Date” shall mean one minute after 11:59 p.m., Eastern Time, on August 8, 2024, or such later time and date as may be extended by the Company in its sole discretion.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Information Agent” shall mean Alliance Advisors, LLC.

“Material Adverse Effect” means any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

“Offering Documents” shall mean the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus, the accompanying letter of transmittal and consent, the Schedule TO, the notice of guaranteed delivery and all other documents filed or to be filed with any federal, state or local government or regulatory agency or authority in connection with the Exchange Offer or the Consent Solicitation, each as prepared or approved by the Company.

“Pre-Effective Registration Statement” shall mean the registration statement, filed by the Company with the Commission registering the Exchange Offer under the Securities Act, including exhibits thereto and any documents deemed part of or incorporated by reference into such registration statement pursuant to Rule 430C under the Securities Act, in the form in which it is initially filed with the Commission on or about the date hereof.

“Preliminary Prospectus” shall mean the preliminary prospectus that is used prior to the filing of the Prospectus, as amended or supplemented from time to time, including the documents incorporated or deemed to be incorporated by reference therein.

“proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the final prospectus included in the Registration Statement (together with any supplement and amendment thereto and including the documents incorporated or deemed to be incorporated by reference therein), except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the Securities Act), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Manager for such use.

“Registration Statement” shall mean the registration statement filed by the Company with the Commission registering the Exchange Offer under the Securities Act, including exhibits thereto and any documents deemed part of or incorporated by reference into such registration statement pursuant to Rule 430C under the Securities Act, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) under the Securities Act relating thereto after the effective date of such registration statement, shall mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement.

“Schedule TO” shall mean the tender offer statement filed with the Commission on Schedule TO, including any documents incorporated by reference therein, with respect to the Exchange Offer, including any amendment or supplement thereto.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“U.S.” or the “United States” shall mean the United States of America.

[Signature Pages to Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Dealer Manager.

Very truly yours,

Zura Bio Limited

By:	/s/ Verender Badial
Name: Verender Badial
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

Cantor Fitzgerald & Co.

By:	/s/ Jason Fenton
Name: Jason Fenton
Title: Global Co-Head of ECM

[Signature Page to Dealer Manager and Solicitation Agent Agreement]